UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2011, Clearwater Paper Corporation (“Clearwater Paper”) entered into the Sixth Amendment to the Loan and Security Agreement (the “ABL Amendment”) by and among Bank of America, N.A., as administrative agent, the financial institutions party thereto and Clearwater Paper. The ABL Amendment amends Clearwater Paper’s existing Loan and Security Agreement, dated as of November 26, 2008, among other things, (i) to extend the term of the revolving loan to the earlier of September 30, 2016 or 90 days prior to the maturity date of Clearwater Paper’s 10.625% Notes due June 15, 2016; (ii) to increase permitted capital expenditures limits; and (iii) to change the interest rate margins applicable to base rate loans and LIBOR loans in circumstances based on Clearwater Paper’s fixed charge coverage ratio from time to time, and to reduce the fees paid by Clearwater Paper on undrawn amounts.

The above description of the ABL Amendment is qualified in its entirety by reference to the full text of the ABL Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Sixth Amendment to Loan and Security Agreement, dated as of September 28, 2011, by and among the financial institutions signatory thereto, Bank of America, N.A. and Clearwater Paper Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2011

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Sixth Amendment to Loan and Security Agreement, dated as of September 28, 2011, by and among the financial institutions signatory thereto, Bank of America, N.A. and Clearwater Paper Corporation.

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